Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares 10+Yr US Credit Bond Fund   (ISHLCRD)
iShares iBoxx $ Investment Grade Corporate Bond Fund   (ISHINTOP)
iShares Core Long-Term U.S. Bond ETF   (ISHGCRD)
Bond Index Master Portfolio   (MIP_AGG)
BlackRock Managed Volatility - Fixed Income Portfolio   (BR_AA_FI)
iShares Core Total U.S. Bond Market ETF   (ISHAGG)
AZL Enhanced Bond Index Fund   (AZ-CORE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
11-14-2012

Security Type:
BND/CORP

Issuer
Turlock Corporation, to be merged into
Eaton Corporation  (2032)

Selling
Underwriter
Citigroup Global Markets Inc., Citigroup
Global Markets Ltd., Morgan Stanley & Co

Affiliated Underwriter(s)
[x] PNC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc., Morgan
Stanley & Co., Deutsche Bank Securities
Inc., J.P.Morgan Securities LLC, LLC,
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Barclays Capital Inc., BNP
Paribas Securities Corp., KeyBanc
Capital Markets Inc., BNY Mellon Capital
Markets, LLC, Credit Suisse Securities
(USA) LLC, Goldman Sachs & Co., HSBC
Securities (USA) Inc., PNC Capital
Markets LLC, Wells Fargo Securities,
LLC, Banca IMI S.p.A., Svenska
Handelsbanken AB (publ), UBS Securities LLC



Transaction Details

Date of Purchase
11-14-2012

Purchase
Price/Share
(per share / % of par)
$99.688

Total Commission, Spread or Profit
1.30

1.	Aggregate Principal Amount
Purchased (a+b)
$65,000,000
a.US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$7,655,000
b.Other BlackRock Clients
$57,345,000
2.	Aggregate Principal Amount of Offering
$700,000,000
Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.0929

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[x] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera                    Date:  11-16-2012
Global Syndicate Team Member


Approved by:
Odette Rajwan                   Date:  12-11-2012
Senior Global Syndicate Team Member